                                                                       EXHIBIT 3

                            ASSIGNMENT AGREEMENT - 2



                  FOR VALUE RECEIVED the undersigned registered holder of the within Warrant hereby sells, assigns, and transfers unto the Assignee named below all of the right of the undersigned under the within Warrant, with respect to the number of shares of Common Stock and on the respective dates set forth below. Each assignment is conditional upon the Assignee's continued employment by Henry Birks & Sons Inc. on the given assignment date set forth below:

                                                             NUMBER OF SHARES
                                                             OF COMMON STOCK
                      ADDRESS OF        IDENTIFYING          ASSIGNED TO                             DATE OF
NAME OF ASSIGNEE      ASSIGNEE          NUMBER OF ASSIGNEE   ASSIGNEE            PRICE PER SHARE     ASSIGNMENT
----------------      --------          ------------------   ----------------    ---------------     ----------

                      1240 Square                            500,000 warrants
Thomas A.             Phillips,                              exercisable for     US$0.30             January 31st,
Andruskevich          Montreal,                              Shares                                  2003
                      Quebec, Canada,                        500,000 warrants    US$0.30
                      H3B 3H4, Canada,                       exercisable for                         January 31st,
                      and 14051 N.W.                         Shares              US$0.30             2004
                      14th street,                           500,000 warrants
                      Sunrise,                               exercisable for                         January 31st,
                      Florida, 33323,                        Shares                                  2005
                      USA


and does hereby irrevocably constitute and appoint Robert Nachwalter as the undersigned's attorney to make such transfer on the books of Mayor's Jewelers, Inc maintained for that purpose, with full power of substitution in the premises.

Date:  :  January 31, 2003


                                           /s/ John A. Ball
                                           ------------------------------------
                                           Henry Birks & Sons Inc.
                                           1240 Square Phillips
                                           Montreal, (Quebec) H3B 3H4

                                           /s/ Thomas A. Andruskevich
                                           ------------------------------------
                                           Thomas A. Andruskevich